Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Reliance Steel & Aluminum Co. Master 401(k) Plan

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of our report dated June 25, 2010 relating to the financial statements and supplemental schedules of the Reliance Steel & Aluminum Co. Master 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Los Angeles, California

June 25, 2010